ITEM 77Q(a) - COPIES OF ALL MATERIAL
AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS



Federated Core Trust

Amendment No. 8
to the Declaration of Trust
dated August 21, 1996

	This Declaration of Trust is
amended as follows:

	Strike Section 5 of Article III
and replace it with the following:

	Section 5.  Establishment and Designation
of Series.  Without limiting the
authority of the Trustees set forth in Article XIII,
Section 7, inter alia, to establish and
designate any additional Series or to modify the rights and preferences of any existing
Series, the Series shall be, and are established and designated as,

High-Yield Bond Portfolio
Federated Mortgage Core Portfolio
Federated Inflation-Protected
Securities Core Fund
Federated Duration Plus Core Fund
Federated Bank Loan Core Fund

		The undersigned hereby certify
that the above Amendment is a true and
correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of August, 2010, to become effective on the 13th day of August, 2010.

	WITNESS the due execution hereof
this 13th day of August, 2010.


/s/ John F. Donahue
/s/ J. Christopher Donahue
John F. Donahue
J. Christopher Donahue


/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ Maureen Lally-Green
/s/ John S. Walsh
Maureen Lally-Green
John S. Walsh


/s/ Peter E. Madden
/s/ James F. Will
Peter E. Madden
James F. Will